Exhibit 99.1
Selectica Announces First Quarter Fiscal 2009 Financial Results
SAN JOSE, Calif., August 14 — Selectica, Inc. (Nasdaq: SLTC), a leading provider of enterprise contract lifecycle management and sales configuration solutions, today announced financial results for its first fiscal quarter of 2009 ending June 30, 2008.
Revenue for the first quarter of fiscal 2009 was $3.8 million compared to $4.3 million for the same period in the previous year. Net loss for the quarter was $2.6 million, or $(0.09) per share, compared to a net loss of $2.3 million, or $(0.08) per share, in the first quarter of fiscal 2008. Non-GAAP net loss for the first quarter of fiscal 2009 was $2.1 million, or $(0.07) per diluted share. Non-GAAP results for the first fiscal quarter of 2009 exclude restructuring charges, patent litigation settlement expense, and stock option investigation expense of $513,000. Cash and cash equivalents were $33.3 million at June 30, 2008.
“The changes we announced in July included a significant restructuring and senior leadership changes at the company, including the departure of the CEO,” said Brenda Zawatski, co-chair of Selectica. “In our view, previous investments didn’t deliver returns or prospects that were significant enough to warrant continued investment. As a result, we have reduced our cost structure. The changes in strategy that we made were necessary and have been well received by our customers, partners and employees.”
“We are planning to release an updated version of our sales configuration solution in September,” continued Zawatski. “And, our contract management solution has been recognized as an industry leading product and continues to attract leading global companies. In the first quarter we signed significant new contract management deals with two Fortune 500 companies — the world’s leading online retailer and the leading developer of technologies for the global marketplace. One of these was an initial deployment of a CLM solution while the other was a competitive displacement. I believe that the selection of our solutions by these leading global companies validates the strength and leadership of our contract management offering.”
Recent Highlights
•	Selectica’s contract management business grew 32% in the first quarter of fiscal 2009.

•	New customers for Selectica’s contract lifecycle management solution include a global leader in online retailing and a leading developer of technologies for the global marketplace, both Fortune 500 companies.

•	Selectica Contract Performance Management was recognized by industry research firm Forrester Research as a leading /contract lifecycle management solution.

•	Selectica added Steven Goldner as vice president of engineering in the sales configuration business and David Knowlton as vice president of global sales.
Conference Call
 Selectica will host a conference call to discuss its financial results today at 5:00 p.m. EDT (2:00 p.m. PDT). To access the conference call by phone, dial (800) 240-2134. The conference call will also be webcast live via the Internet, and can be accessed on the investor relations section of the Company’s website (http://www.selectica.com). An archive of the webcast will be available in the same location shortly after the completion of the call.
About Selectica, Inc.
 Selectica (Nasdaq: SLTC) provides its customers with software solutions that automate the complexities of sales configuration and enterprise contract management lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Hitachi, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.
Forward Looking Statements
 Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica’s products and services; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission.
Contact:
Investor Contact: Scott Wilson, 415-785-7945, IR@selectica.com
Media Contact: Tom Woolf, 415-259-5638, PR@selectica.com

SELECTICA, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30	June 30
	2008	2007

Revenues:
License	$756	$1,711
Services	3,010	2,630

Total revenues	3,766	4,341

Cost of revenues:
License	51	60
Services	1,187	1,023

Total cost of revenues	1,238	1,083

Gross profit	2,528	3,258

Operating expenses:
Research and development	1,147	1,178
Sales and marketing	1,760	1,925
General and administrative	1,466	1,372
Litigation settlement	114	—
Restructuring	380	90
Professional fees related to stock option investigation	19	1,851

Total operating expenses	4,886	6,416

Operating loss	(2,358)	(3,158)

Interest and other income, net	(216)	1,065

Loss before provision for income taxes	(2,574)	(2,093)
Provision for income taxes	17	206

Net loss	$(2,591)	$(2,299)

Basic and diluted net loss per share	$(0.09)	$(0.08)

Weighted average shares outstanding for basic and diluted net loss per share	28,585	28,407

SELECTICA, INC.
Non-GAAP Condensed Consolidated Statements of Operations
Excluding restructuring costs, option investigation fees and litigation reserves and payments
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30	June 30
	2008	2007
Revenues:
License	$756	$1,711
Services	3,010	2,630

Total revenues	3,766	4,341

Cost of revenues:
License	51	60
Services	1,187	1,023

Total cost of revenues	1,238	1,083

Gross profit	2,528	3,258

Operating expenses:
Research and development	1,147	1,178
Sales and marketing	1,760	1,925
General and administrative	1,466	1,372

Total operating expenses	4,373	4,475

Operating loss	(1,845)	(1,217)

Interest and other income, net	(216)	1,065

Loss before provision for income taxes	(2,061)	(152)
Provision for income taxes	17	206

Non-GAAP net loss	$(2,078)	$(358)

Basic and diluted non-GAAP net loss per share	$(0.07)	$(0.01)

Weighted average shares outstanding for basic and diluted non-GAAP net loss per share	28,585	28,407

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Selectica uses non-GAAP measures of operating results, net loss and loss per share, which are adjusted to exclude certain costs, expenses, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with generally accepted accounting principles in the United States.

SELECTICA, INC.
Reconciliation of GAAP to Non-GAAP Net Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30	June 30
	2008	2007
GAAP net loss	$(2,591)	$(2,299)

Non-GAAP adjustments:
Litigation settlement	114	—
Restructuring	380	90
Professional fees related to stock option investigation	19	1,851

Non-GAAP net loss	$(2,078)	$(358)

Basic and diluted non-GAAP net loss per share	$(0.07)	$(0.01)

Weighted average shares outstanding for basic and diluted non-GAAP net loss per share	28,585	28,407

SELECTICA, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30	March 31
	2008	2008

ASSETS
Current assets
Cash and cash equivalents	$24,665	$22,137
Short-term investments	8,656	13,076
Accounts receivable	2,041	1,330
Prepaid expenses and other current assets	840	919

Total current assets	36,202	37,462

Property and equipment, net	1,928	2,185
Other assets	737	593
Long-term investments	—	—

Total assets	$38,867	$40,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of note payable to Versata	$786	$786
Accounts payable	690	518
Current portion of accrual for restructuring liability	1,891	1,937
Accrued payroll and related liabilities	1,253	740
Other accrued liabilities	815	735
Deferred revenue	2,680	1,984

Total current liabilities	8,115	6,700

Accrual for restructuring liability, net of current portion	557	924
Note payable to Versata	4,984	5,113
Other long-term liabilities	186	245

Total liabilities	13,842	12,982

Stockholders’ equity	25,025	27,258

Total liabilities and stockholders’ equity	$38,867	$40,240

SELECTICA, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	June 30	June 30
	2008	2007
Cash flows from operating activities:
Net loss	$(2,591)	$(2,299)
Adjustments:
Depreciation	103	(6)
Amortization	31	52
Loss on disposal of property and equipment	81	—
Stock based compensation	362	178
Changes in assets and liabilities:
Accounts receivables	(711)	(418)
Prepaid expenses and other current assets	79	(527)
Other assets	(175)	(747)
Accounts payable	172	(1,519)
Accrual for restructuring liability	(413)	—
Accrued payroll and related liabilities	514	199
Other accrued liabilities and long-term liabilities	90	(1,485)
Deferred revenue	696	382

Net cash used in operating activities	(1,762)	(6,190)

Cash flows from investing activities:
Purchase of capital assets	(6)	52
Proceeds from sale of fixed assets	9	5
Purchase of short-term investments	(3,335)	(17,235)
Proceeds from maturities of short-term investments	7,723	19,331
Proceeds from maturities of long-term investments	—	980

Net cash provided by investing activities	4,391	3,133

Cash flows from financing activities:
Principal payments on note payable to Versata	(200)	—

Net cash used in financing activities	(200)	—

Effect of exchange rate changes on cash	99	—
Net increase (decrease) in cash and cash equivalents	2,528	(3,057)
Cash and cash equivalents, beginning of period	22,137	30,165

Cash and cash equivalents, end of period	$24,665	$27,108